SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[Amendment No.             ]

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Filed by a Party other than the Registrant: ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            UNITED COMMUNITY BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

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UNITED COMMUNITY BANCORP

1039 SECOND STREET, N.E.

HICKORY, NORTH CAROLINA 28601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2003

United Community Bancorp will hold its Annual Meeting of shareholders at the Park Inn Gateway Conference Center, 909 Highway 70 SW, Hickory, North Carolina, at 3:00 p.m. local time on April 29, 2003, to vote on the following proposals:

1.	To elect twelve (12) members of the Board of Directors for one, two, and three year terms.

2.	To approve an amendment to the Articles of Incorporation to change the name of the Company to “Integrity Financial Corporation.”

3.	To ratify the appointment of Dixon Odom PLLC as United Community Bancorp’s independent accountants for 2003.

4.	Any other matters that properly come before the Annual Meeting, or any adjournments or postponements of the Annual Meeting.

Record holders of United Community Bancorp’s common stock at the close of business on March 15, 2003, will receive notice of and may vote at the Annual Meeting, including any adjournments or postponements. Your Board of Directors cordially invites you to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS THAT YOU WILL VOTE ON AT THE ANNUAL MEETING.

By Order of the Board of Directors

G. Marvin Lowder, Secretary

Hickory, North Carolina

March 17, 2003

UNITED COMMUNITY BANCORP

1039 SECOND STREET, N.E.

HICKORY, NORTH CAROLINA 28601

PROXY STATEMENT

Mailing Date: On or about March 17, 2003

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 29, 2003

General

This Proxy Statement is being furnished to the shareholders of United Community Bancorp ( the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of shareholders. The purposes of the Company’s Annual Meeting are to consider and vote on (a) election of twelve (12) directors for terms of one, two or three years; (b) an amendment to the Articles of Incorporation to change the name of the Company to “Integrity Financial Corporation”; and (c) ratification of the appointment of Dixon Odom PLLC as the Company’s independent accountants for 2003.

The principal executive office of the Company is located at 1039 Second Street, N.E., Hickory, North Carolina 28601. Its telephone number is (828) 431-2300.

This Proxy Statement is first being mailed to shareholders on or about March 17, 2003.

Record Date; Voting Rights

Shareholders of record at the close of business on March 15, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, or at any adjournment or postponement. As of January 31, 2003, there were 4,193,326 shares of common stock outstanding and entitled to vote held of record by approximately 2,400 persons. Each share of common stock entitles the holder to one vote on each matter submitted to a vote at the meeting. Pursuant to the Company’s Bylaws, a majority of the votes entitled to be cast by holders of common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. In accordance with North Carolina law, shareholders will not be permitted to vote cumulatively in the election of directors.

In the case of Proposal 1 below, the twelve (12) nominees receiving the greatest number of votes shall be elected for one, two, and three year terms. In the case of Proposals 2 and 3 below, for such a proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against approval. Broker non-votes and abstentions are not treated as votes cast and therefore will not have any effect on the vote for any Proposal.

The executive officers and directors of the Company, together with their affiliates, beneficially owned, directly or indirectly, as of January 31, 2003, an aggregate of 949,547 shares of the Company’s common stock (including 221,556 shares subject to outstanding, vested stock options) constituting approximately 21.51% of the sum of (i) all shares outstanding and entitled to vote on that date plus (ii) shares capable of being issued within 60 days upon the exercise of stock options held by such persons.

Solicitation, Revocation and Use of Proxies

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY TO COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, G. Marvin Lowder, 1039 Second Street, N.E., Hickory, North Carolina 28601, by submitting a subsequently dated proxy, or by attending the Annual Meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of voting at the Annual Meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted “FOR” each of the Proposals listed in the notice of the meeting.

Expenses of Solicitation

The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company or by its bank subsidiaries, Catawba Valley Bank (“Catawba”), or First Gaston Bank of North Carolina (“First Gaston”) without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy or to provide additional information to shareholders. However, appointments of proxy voted against any of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Voting Securities

As of January 31, 2003, no shareholder beneficially owned more than 5% of the Company’s outstanding common stock to the best knowledge of management.

As of January 31, 2003, the beneficial ownership of the Company’s common stock by directors individually, and by directors and executive officers as a group, was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent Of Class (3)
R. Steve Aaron(4) Hickory, NC	80,259	1.91
David E. Cline Gastonia, NC	12,058	0.41
Loretta P. Dodgen, Ed.D.(5) Gastonia, NC	7,218	0.17
Jack Ray Ferguson(6) Wilkesboro, NC	209,124	4.97
W. Alex Hall, Jr. Gastonia, NC	39,100	0.92
Robert P. Huntley(7) Hickory, NC	42,511	1.01
W. Steve Ikerd(8) Hickory, NC	80,509	1.91
H. Ray McKenney, Jr.(9) Gastonia, NC	46,626	1.11
Dwight Pardue(10) Wilkesboro, NC	198,068	4.70
Howard L. Pruitt Hickory, NC	39,319	0.93
Robert F. Ricketts, D.D.S. Wilkesboro, NC	79,122	1.88
Ronald S. Shoemaker Wilkesboro, NC	91,178	2.15
All Directors and Executive Officers as a group (12 persons)	949,547	21.51

(1)	Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned: Dr. Dodgen – 389 shares; Mr. Ferguson – 196,549 shares; Mr. McKenney – 4,530 shares; and Mr. Shoemaker – 40,878 shares.

(2)	Included are exercisable options to purchase an aggregate of 221,556 shares (100,435 vested options held by non-officer directors and 121,121 vested options held by executive officers).

(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) 4,193,326 shares outstanding as of January 31, 2003, plus (ii) the number of shares capable of being issued to directors and executive officers within 60 days upon the exercise of vested stock options by the individual or the group.

(4)	Includes 17,652 shares held by Mr. Aaron’s spouse.

(5)	Includes 377 shares held by Dr. Dodgen’s spouse.

(6)	Includes 1,760 shares held by Mr. Ferguson in an education trust.

(7)	Includes 7,850 shares held by Mr. Huntley’s spouse.

(8)	Includes 13,844 shares held by Mr. Ikerd’s spouse.

(9)	Includes 31,041 shares held by Mr. McKenney’s affiliated companies.

(10)	Includes 1,320 shares held by Mr. Pardue’s spouse.

Required Reports of Beneficial Ownership

The Company’s directors and executive officers are required to file certain reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company’s common stock (including, without limitation, an initial report following the person’s election as an officer or director of the Company and a report following the end of each month during which there has been a change in a reporting person’s beneficial ownership). Based upon a review of copies of reports received by the Company, all required reports of directors and executive officers of the Company during 2002 were filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Bylaws provide that its Board of Directors shall consist of between eight (8) and eighteen (18) members, as determined by the Board of Directors or the shareholders. If there are less than nine (9) directors, the members shall be elected for one (1) year terms, and if there are nine (9) or more directors, the Board shall be divided into three classes approximately equal in number and elected to staggered three (3) year terms. Prior to the acquisition of Community Bancshares, Inc. and its wholly-owned subsidiary, Northwestern National Bank (collectively, “Community”), the Board of Directors consisted of eight (8) members. As a result of that acquisition which was effected on December 31, 2002, the Company increased its number of directors to twelve (12) and four (4) Community directors were added to the Board of Directors of the Company. Accordingly, for 2003, the Board has set the number of directors at twelve (12) and, in order to initiate the staggering of three (3) year terms as required by the Bylaws, has divided the directors into three equal classes with each class nominated to either one, two, or three year terms. The Board recommends that shareholders vote for each of the directors listed below for the terms indicated.

Name and Age	Position(s) Held	Director Since(1)	Principal Occupation and Business Experience During Past 5 Years
One year terms:

R. Steve Aaron (56)	Director, President and Chief Executive Officer	1995	President and Chief Executive Officer, United Community Bancorp; President and Chief Executive Officer, Catawba Valley Bank, Hickory, NC.

Loretta P. Dodgen, Ed.D. (50)	Director	1995	Management consultant and Vice President, Multiple Choice, Inc., Gastonia, NC (training and organizational consulting firm).

W. Steve Ikerd (62)	Director	1995	President and Owner, Ikerd Enterprises, Hickory, NC (real estate developers).

Jack Ray Ferguson (76)	Director	2003(2)	Retired; Henderson Store Manager, Lowe’s Companies, Inc., 1954-1985.

Two Year Terms:

David E. Cline (53)	Director	1995	President, Cline Seabrook Company, Waxhaw, NC (development firm).

W. Alex Hall, Jr. (64)	Director and Executive Vice President	1995	Executive Vice President of United Community Bancorp; President and Chief Executive Officer, First Gaston Bank of North Carolina, Gastonia, NC.

Robert P. Huntley (64)	Director	1995	Private Investor; Executive Vice President, Newton Transportation Company, Inc. (trucking company) until March 1997.

Dwight Pardue (74)	Director	2003(2)	Retired; Senior Executive Vice President, Lowes Companies, Inc., 1956-1990.

Three Year Terms:

H. Ray McKenney, Jr. (47)	Director	1995	President, McKenney Family Dealerships, Gaston County, NC (auto dealerships); Director, Holy Angels, Inc., Gastonia, NC (specialized care facility).

Howard L. Pruitt (65)	Director	1995	Secretary, Southwood Furniture Company, Hickory, NC (furniture manufacturer); President, Pruitt Machinery, Inc.,

Name and Age	Position(s) Held	Director Since(1)	Principal Occupation and Business Experience During Past 5 Years

1971-1995 (woodworking machinery sales).

Robert F. Ricketts, D.D.S. (53)	Director	2003(2)	Private practice dentist in North Wilkesboro, NC.

Ronald S. Shoemaker (62)	Executive Vice President and Director	2003(2)	Executive Vice President, United Community Bancorp; Regional President, Catawba Valley Bank; President, Community Bancshares, Inc. and Northwestern National Bank, 1990-2002.

(1)	Includes service as a director of Catawba or First Gaston.

(2)	Formerly director of Community.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR FOR THE TERMS AS INDICATED ABOVE.

Director Relationships

No director also is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors held four (4) meetings and two (2) telephone meetings during 2002. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served.

The Company’s Board of Directors has several standing committees including an Audit Committee, a Compensation Committee, and a Nominating Committee.

Report of the Audit Committee

The Audit Committee receives and reviews the annual audit report of the Company’s independent accountants and the reports of examinations by bank regulatory agencies, and helps to formulate, implement and review the Company’s, Catawba’s, and First Gaston’s internal audit programs. The Audit Committee assesses the performance and independence of the Company’s independent accountants and recommends their appointment and retention for ratification by shareholders. The Audit Committee also meets as needed with the Company’s internal auditor.

During the course of its examination of the Company’s audit process in 2002, the Audit Committee reviewed and discussed the audited consolidated financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Odom PLLC, all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Dixon Odom PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended, and discussed with Dixon Odom PLLC their independence.

Based on the review and discussions as outlined above, the Audit Committee (i) recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission and (ii) recommended that shareholders ratify the appointment of Dixon Odom PLLC as auditors for 2003.

The Audit Committee has a written charter which is reviewed annually for adequacy.

The Company is listed on the Nasdaq SmallCap Market and the Audit Committee members are “independent” as defined by the Nasdaq listing standards.

The Audit Committee has considered whether Dixon Odom PLLC’s provision of other non-audit services is compatible with maintaining independence of Dixon Odom PLLC. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom PLLC. The committee met four times in 2002.

This report is submitted by the Audit Committee:

Robert P. Huntley - CPA

David E. Cline

Howard L. Pruitt

Compensation Committee. The current members of the Compensation Committee are Dr. Dodgen and Messrs. Cline and Huntley. The Compensation Committee reviews and approves all personnel salaries and benefits, recommends officer salaries for Board of Director approval, and reviews and makes recommendations to the Board of Directors regarding matters involving personnel policies. The Compensation Committee met twice in 2002.

Nominating Committee. The current members of the Nominating Committee are Dr. Dodgen and Messrs. Huntley, McKenney, and Pruitt. The Committee met twice during 2002. The Committee will consider candidates recommended by shareholders. The Company’s Bylaws provide that nominations for director, other than those made by the Nominating Committee, shall be in writing and delivered or mailed to the Secretary of the Company not less than 120 days prior to any meeting of shareholders called for the election of directors.

Director Compensation

Board Fees. In 2002, each director received $1,000 for each meeting of the Board of Directors attended and $500 for each telephone meeting of the Board of Directors.

Stock Option Plans

All directors of the Company are eligible to be considered for stock option grants under the provisions of the Company’s 1997 Nonstatutory Stock Option Plan for Directors. All executive officers and employees of the Company are eligible to be considered for stock option grants under the provisions of the Company’s 1996 Incentive Stock Option Plan. Options are granted to emphasize the importance of improving stock price performance over the long-term and to encourage directors, executive officers and employees to own the Company’s common stock. Options are granted at 100% of the fair market price of the Company’s common stock on the date of grant. In this way, directors, executive officers and employees can be rewarded only if the stock price increases, which will benefit shareholders, directors, executive officers and employees.

Further, following the Company’s acquisitions of First Gaston and Community, the Company adopted their stock option plans and options granted under such plans are now options of the Company. No further options will be granted under such plans.

Executive Officers

Set forth below is certain information regarding the Company’s executive officers.

Name	Age	Position	Business Experience

R. Steve Aaron	56	Director, President and Chief Executive Officer, United Community Bancorp and Catawba Valley Bank.	President and Chief Executive Officer, United Community Bancorp and Catawba Valley Bank, Hickory, NC.

W. Alex Hall, Jr.	64	Director and Executive Vice President, United Community Bancorp; President and Chief Executive Officer, First Gaston Bank of North Carolina	Executive Vice President of United Community Bancorp, Hickory, NC; President and Chief Executive Officer, First Gaston Bank of North Carolina, Gastonia, NC.

Ronald S. Shoemaker	62	Director and Executive Vice President, United Community Bancorp; Regional President, Catawba Valley Bank.	Executive Vice President, United Community Bancorp; Regional President, Catawba Valley Bank; President, Community Bancshares, Inc. and Northwestern National Bank, 1990-2002.

Executive Compensation

Executive officers of the Company do not receive any separate compensation for such position. All officers and employees receive compensation only from Catawba or First Gaston. Except for Messrs. Aaron and Hall, no current executive officer of the Company, Catawba, or First Gaston received compensation for 2000, 2001, or 2002 which exceeded $100,000. The compensation information for Messrs. Aaron and Hall is disclosed below:

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)				Long Term Compensation
AWARDS
Name and Principal Position	Year	Salary		Bonus ($)	Securities Underlying Options	All Other Compensation ($)

R. Steve Aaron, President and Chief Executive Officer	2002 2001 2000	$ $ $	192,510 135,000 129,000	48,000 8,640 11,352	-0- -0- -0-	12,000 8,100 11,940	(2) (2) (2)

W. Alex Hall, Jr., Executive Vice President	2002 2001 2000	$ $ $	175,373 168,205 153,000	7,000 5,555 6,273	-0- 4,333 -0-	11,000 3,988 28,000	(3) (3) (3)

(1)	Perquisites and personal benefits awarded to Messrs. Aaron or Hall did not exceed 10% of the total annual salary and bonus in any year reported.

(2)	The amounts disclosed represent annual contributions in 2002, 2001, and 2000, of $11,000, $8,100, and $7,740, respectively, made by Catawba on behalf of R. Steve Aaron to match pre-tax elective deferral contributions (included under salary) made by R. Steve Aaron under Section 401(k) of the Internal Revenue Code of 1986, as amended, and directors’ fees paid in 2000 of $2,400.

(3)	Amount shown consists of the vested portion of the annual increase in Mr. Hall’s liability reserve account balance under the First Gaston supplemental retirement plan.

Employment Agreements

Mr. Aaron’s Agreement. The Company has entered into an employment and change of control agreement with R. Steve Aaron (dated January 1, 2003) as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with the Company. The employment agreement provides for an initial term of three years with an automatic renewal at the end of the initial term and on each anniversary thereafter for an additional one year term unless notified prior thereto in accordance with the employment agreement. The employment agreement provides for an annual base salary of $192,000, and for discretionary bonuses and participation in other pension and profit-sharing retirement plans maintained by the Company on behalf of its employees, as well as fringe benefits normally associated with Mr. Aaron’s position or made available to all other employees. The employment agreement provides that Mr. Aaron may be terminated for “cause” as defined in the employment agreement, and that the employment agreement may otherwise be terminated, in some cases with certain financial consequences incurred, by the Company or by Mr. Aaron. The employment agreement provides that should the Company terminate the employment agreement other than for cause or disability within 12 months after a “change in control”, or should Mr. Aaron terminate the agreement within such 12 months during which his compensation or responsibilities have been reduced, or his workplace location has been moved more than 35 miles from Hickory, North Carolina, then he shall receive a lump sum equal to 299% of his average annual salary and cash bonus over the past 12 month periods, and be covered by on the Company’s medical and disability programs throughout the remaining term of the agreement. A “Change of Control” shall be deemed to have occurred upon (i) any person or group becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the voting power of the Company’s then outstanding securities; (ii) the acquisition by any person or group in any manner of the ability to elect, or to control the election, of a majority of the directors of the Company; (iii) the merger of the Company into another entity, the merger of any entity into the Company or the acquisition of assets by the Company, in any such case with the result that the beneficial owners of the Company’s outstanding securities immediately prior to such transaction do not beneficially own more than sixty percent (60%) of the Company’s outstanding securities after the consummation of such transaction; (iv) the sale or other transfer of more than fifty percent (50%) of the assets of the Company to any entity not controlled by the Company; (v) the consummation of any transaction by the Company that results (A) in the majority of the Board after the consummation of such transaction not being composed of incumbent Directors, or (B) the beneficial owners of the Company’s outstanding securities immediately prior to the consummation of such transaction not beneficially owning more than sixty percent (60%) of the Company outstanding securities after such transaction; or (vi) the occurrence of any other event or circumstance which the Board determines affects control of the Company. The term “Incumbent Director” shall mean any director who as of the execution of the employment agreement was a member of the Board, or any individual becoming a member of the Board subsequent to such execution whose election by the Company shareholders was recommended by at least two-thirds (2/3) of the then Incumbent Directors on the Board. The employment agreement also contains a covenant not to compete for one year after termination which prohibits Mr. Aaron, without the consent of the Company, from being connected with any business located in any county where the Company or its subsidiaries have offices and which competes with the Company or its subsidiaries. Such covenant shall not apply in the event that Mr. Aaron is terminated by the Company without cause.

Mr. Hall’s Agreement. On January 1, 2003, First Gaston entered into an employment agreement with Mr. Hall as President and Chief Executive Officer. Base compensation equaled $176,245 which shall be reviewed annually and shall be increased immediately after such review. The employment agreement terminates on December 31, 2003 unless sooner terminated for “cause” or voluntarily by Mr. Hall. The employment agreement provides for appropriate fringe benefits of an executive officer. The employment agreement provides for the payment to Mr. Hall of an amount equal to 2.99 times the total amount of his base salary and most recent annual bonus, if any, should there be a “change in control” of First Gaston or the Company followed by a “termination event”. For purposes of the employment agreement, “change in control” is defined as the accumulation of 25% or more of the voting power of First Gaston’s or the Company’s outstanding securities, the power by any person or group to elect or control the election of a majority of the members of the Board of Directors of First Gaston or the Company or the merger of First Gaston or the Company into another entity whereby First Gaston’s or the Company’s then existing shareholders do not beneficially own more than 60% of First Gaston’s or the Company’s outstanding securities after consummation of the transaction, 50% of the assets of First Gaston or the Company are sold to an entity and no longer controlled by First Gaston or the Company or a majority change in incumbent directors of First Gaston or the Company.

Stock Options

No stock options were granted to executive officers during 2002.

AGGREGATED OPTION EXERCISES IN FISCAL 2002

AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlining Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
R. Steve Aaron	-0-	-0-	18,663	1,512	127,684	-0-
W. Alex Hall	-0-	-0-	35,777	-0-	262,991	-0-

(1)	Based on the Company’s closing price of $16.18 on January 31, 2002.

The 401(k) Savings Plan. The Company has adopted a tax-qualified savings plan (the “ Savings Plan”) which covers all current full-time employees and any new full-time employees who have been employed by the Company for six months. Under the Savings Plan, a participating employee may contribute up to 16% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Code. The Company contributes an amount equal to 100% of the first 6% of pre-tax salary contributed by each participant and may make additional discretionary profit sharing contributions to the Savings Plan on behalf of all participants. Such discretionary profit sharing contributions may not exceed 6% of the aggregate of the pre-tax base salaries of all participants in the Savings Plan and are allocated among all participants on the basis of the participant’s age and level of compensation. Amounts deferred above the first 6% of salary are not matched by the Company. A participant’s contributions and the Company’s matching and profit sharing contributions under the Savings Plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the Savings Plan, and becomes 100% vested in the account for the Company’s matching and profit sharing contributions after completing five years of service with the Company. The value of a participant’s accounts under the Savings Plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant’s death. The Savings Plan also will contain provisions for withdrawals in the event of certain hardships. A participant’s contributions, vested matching and profit sharing contributions of the Company, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

Indebtedness and Transactions of Management

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by Catawba or First Gaston to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of Catawba’s or First Gaston’s lending matters. To the best knowledge of the management of the Company and the banks, Regulation O has been complied with in its entirety.

PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors recommends that the shareholders approve the following proposed amendment to the Articles of Incorporation to change the Company’s name to “Integrity Financial Corporation”:

ARTICLE I

The name of the corporation is “Integrity Financial Corporation” (herein referred to as the “Corporation”).

The Board of Directors commenced a study through the services of a marketing firm to help better “brand” the Company to develop a more distinctive name. The Board of Directors did not feel that the current name adequately differentiated the Company from other bank and financial holding companies similarily situated in its broader geographic market. The Board of Directors desired to develop a name that would be more distinctive, identifiable and one that portrays the Company’s commitment to do business with honor and integrity. The Board of Directors believes that changing the name of the Company to “Integrity Financial Corporation” and the marketing of that name is in the best interests of the shareholders and will better signify the mission of the Company than its current generic name.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as the Company’s independent public accountants for 2003. A representative of Dixon Odom PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

The Company has paid Dixon Odom PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Odom PLLC to assist in other areas of financial planning. Dixon Odom PLLC does not perform information technology services for the Company.

The following table sets forth the fees paid to Dixon Odom PLLC in various categories in 2002.

Category	Amount Paid
Audit Fees:	$84,500
Financial Information System Design and Implementation Fees:	—
All Other Fees(1):	50,200

Total Fees Paid:	$134,700

(1) Includes fees for tax compliance paid to Dixon Odom PLLC in connection with the Company’s acquisition of Northwestern in 2002.

The Audit Committee has considered whether Dixon Odom PLLC’s provision of other non-audit services is compatible with maintaining independence of Dixon Odom PLLC. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom PLLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF DIXON ODOM PLLC AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF BANCORP.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the Annual Meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2004 ANNUAL MEETING

It is anticipated that the 2004 Annual Meeting will be held on a date during April 2004. Any proposal of a shareholder which is intended to be presented at the 2004 Annual Meeting must be received by the Company at its main office in Hickory, North Carolina no later than November 15, 2003 in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2004 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2004 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

REVOCABLE PROXY

UNITED COMMUNITY BANCORP

1039 Second Street, N.E.

Hickory, North Carolina 28601

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Barbara D. Myers, Carole F. Teague, and Joe S. Tripp or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of United Community Bancorp (“Bancorp”) held of record by the undersigned on March 15, 2003, at the Annual Meeting of Shareholders of Bancorp to be held at the Park Inn Gateway Conference Center, 909 Highway 70 SW, Hickory, North Carolina, at 3:00 p.m. on April 29, 2003, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect twelve (12) directors of Bancorp for one, two and three year terms, as indicated, or until their successors are duly elected and qualified.

☐	FOR all nominees listed below (except as indicated otherwise below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES:

One Year Terms:	Two Year Terms:	Three Year Terms:
R. Steve Aaron	David E. Cline	H. Ray McKenney, Jr.
Loretta P. Dodgen, Ed.D.	W. Alex Hall, Jr.	Howard L. Pruitt
W. Steve Ikerd	Robert P. Huntley	Robert F. Ricketts, D.D.S.
Jack Ray Ferguson	Dwight Pardue	Ronald S. Shoemaker

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2.	APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION: An amendment to the Articles of Incorporation to change Bancorp’s name to “Integrity Financial Corporation”.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as Bancorp’s independent accountants for 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE

AND RETURN TO UNITED COMMUNITY BANCORP

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSALS 2 AND 3. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF BANCORP A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated: , 2003

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.